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                                                                   Exhibit 23(i)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Teleport Communications Group Inc. on Form S-8 of our report on the combined financial statements of Teleport Communications Group Inc. and subsidiaries and TCG Partners dated February 16, 1996 (April 24, 1996 as to Note 1, May 13, 1996 as to Note 12 and June 25, 1996 as to Note 6), and appearing in Registration Statements Nos. 333-3850 and 333-3984 of Teleport Communications Group Inc. on Form S-1.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, New York

October 8, 1996